Filed pursuant to Rule 424(b)(3)
                                      Registration No. 333-59355

Prospectus Supplement No. 16
(To Prospectus dated August 10, 1998 and
Prospectus Supplement No. 4 dated September 10, 1998)

                                $1,012,198,000
                              XEROX CORPORATION
                 CONVERTIBLE SUBORDINATED DEBENTURES DUE 2018

The information contained under the heading "Selling Security Holders" in the Prospectus dated August 10, 1998 ("Prospectus"), as supplemented by Prospectus Supplement No. 4 dated September 10, 1998 ("Supplement No. 4"), relating to $1,012,198,000 aggregate principal amount at maturity of Convertible Subordinated Debentures due 2018 ("Debentures") of Xerox Corporation (the "Company"), and such indeterminate number of shares of Common Stock, par value $1.00 per share, of the Company as may be issuable upon the conversion of the Debentures, that may be offered and sold from time to time by the several holders thereof is hereby amended and supplemented as follows:

                             PRINCIPAL AMOUNT AT        PRINCIPAL AMOUNT AT
                            MATURITY OF DEBENTURES    MATURITY OF DEBENTURES
                            BENEFICIALLY OWNED AND    PREVIOUSLY SPECIFIED IN
SELLING HOLDER            THAT MAY BE OFFERED HEREBY    THE PROSPECTUS AND
                                                         SUPPLEMENT NO. 4
--------------            --------------------------  -----------------------
                                            (In U.S. Dollars)

Banque Privee Edmond
 de Rothschild SA . . . . . .      500,000                         None

Lloyds Bank PLC . . . . . . .      100,000                         None

Merrill Lynch, Pierce,
 Fenner & Smith
 Incorporated (1) . . . . . .   29,570,000                   21,608,000

------------------------------
(1) Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") was one of the initial purchasers of the Debentures. Merrill Lynch has provided from time to time, and may continue to provide in the future, investment banking and investment advisory services to the Company, for which it has received and may receive customary fees and commissions.

The date of this Prospectus Supplement is June 30, 1999.